Exhibit 10.22

SALES AGENCY AGREEMENT

THIS SALES AGENCY AGREEMENT (the “Agreement”) is entered into as of March __, 2011, (the “Effective Date”) by and between GREEN ENERGY MANAGEMENT SERVICES, INC., a Delaware corporation (the “Company”) and ENERGY SALES SOLUTIONS, LLC, a Florida limited liability company or its designee (“Sales Representative”).  The Company and Sales Representative are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Company is engaged in marketing energy-efficient lighting products; and other products and services offered by the Company (the “Products”);

WHEREAS, the Company desires to retain Sales Representative as its non-exclusive sales agent to market and sell the Products and Sales Representative wishes to accept such appointment on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Incorporation of Recitals.  The Recitals set forth above are true and correct and are incorporated into and made a part of this Agreement.

2.             Appointment and Territory.  The Company hereby engages and appoints Sales Representative as the Company’s non-exclusive sales representative for the solicitation and acceptance of orders for any and all of the Products in the United States, the Caribbean and Canada (the “Territory”) and Sales Representative hereby accepts said appointment.

3.             Orders and Sales.

(a)           The Products applicable to this Agreement shall be the Company’s entire product line as in effect from time-to-time during the Term (as hereinafter defined).

(b)           Unless otherwise specifically agreed, Sales Representative agrees that all orders solicited and taken by it shall be made on a lease basis, pursuant to the form of third party lease attached hereto as Exhibit A (the “Customer Lease”), on standard prices specified by the Company for lease orders from time-to-time during the Term.  Decisions regarding a customer’s credit shall be made by the third party lessor.  All Customer Leases accepted by such third party lessor shall become firm orders for the Company.

(c)           The Company shall use commercially reasonable efforts to assure that prompt shipment shall be made on all orders received from Sales Representative and to treat orders secured by Sales Representative with at least the same priority concerning shipments as any other customer of the Company.

(d)           Sales Representative will promptly forward to the Company or to such other party as the Company shall designate all orders received, and duplicate copies of all Customer Leases and invoices will be sent by the Company to Sales Representative at the same time they are sent to customers.

(e)           During the term of this Agreement, the Company shall license Sales Representative to use, on a non-exclusive basis, all trademarks, tradenames and identifying slogans relating to the Company and the Business in connection with the performance of Sales Representative’s obligations under this Agreement.

4.             Term.  The term of this Agreement (the “Term”) shall commence as of the Effective Date and shall continue for such period as the Consulting Services Agreement of even date herewith by and between the Company and SE Management Consultants, Inc. or its designee (the “Consulting Agreement”) is in effect.

5.             Additional Duties of Sales Representative.

(a)           Sales Representative will use commercially reasonable efforts to market and sell the Products.

(b)           Sales Representative shall comply with all Federal, state and local laws and regulations in performing its obligations hereunder.

(c)           Sales Representative shall bear all of its out-of-pocket expenses incurred in connection with the performance of its obligations hereunder.

6.             Additional Duties of the Company.

(a)           The Company shall use commercially reasonable efforts to conduct the Business and accept and fulfill orders for the Products in a high quality and professional manner.

(b)           The Company shall comply with all Federal, state and local laws and regulations in conducting the Business and performing its obligations hereunder.

(c)           The Company shall furnish Sales Representative, in reasonable quantities and without charge, sales and marketing and technical materials for the Products..

7.             Indemnification.  Each Party hereby indemnifies and holds harmless the other Party and its shareholders, directors, members, managers, officers, employees, attorneys and agents from and against all claims, damages, losses and expenses, including reasonable attorneys’ fees and costs, arising from a breach by a Party of its representations, warranties and covenants in this Agreement.

8.             Compensation.  The Company shall pay Sales Representative a commission of ten (10%) percent of the gross sales of the Company generated by or on behalf of the Sales Representative.  Commissions shall be earned upon receipt by the Company of customer payment for products.

9.             Manners of Payment.

(a)           On or before the 10th day of each calendar month, the Company shall pay to Sales Representative Commissions due on gross sales for the prior calendar month by wire transfer to a bank account designated by Sales Representative in writing to the Company.

(b)           Each payment of Commissions by the Company to Sales Representative shall be accompanied by a detailed report showing the calculation of such payment.

(c)           All Commissions hereunder not paid within five (5) business days of the due date shall bear a late fee of one and one-half percent (1.5%) of the unpaid amount per month accruing from the due date.

(d)           The Company shall keep and maintain complete and accurate books of account and records in connection with its obligations under the Agreement at its principal place of business during the Term and for one (1) year thereafter.

10.           Audit Rights.  During the Term and for one (1) year thereafter, Sales Representative may audit the financial books, information systems and records of the Company as reasonably necessary to verify the Company’s compliance with its obligations under the Agreement; provided, however, that

(a)           such audit shall be at the sole cost and expense of Sales Representative, unless such audit reveals that payments of compensation due to Sales Representative for any calendar month audited were understated by more than ten percent (10%), in which case, the Company shall promptly pay Sales Representative such unpaid compensation, together with interest from the date originally due at the rate of ten percent (10%) per annum, and shall reimburse Sales Representative out-of-pocket costs of such audit;

(b)           Sales Representative may not audit the Company more than twice per year;

(c)           any such audit shall be conducted only during regular business hours and in such a manner as not unreasonably to interfere with the normal business activities of the Company;

(d)           Sales Representative’s audit rights with respect to each calendar year during the Term shall expire one (1) year after the end of such calendar year; and

(e)           the Company shall keep and maintain complete and accurate books of account and records in connection with its obligations under the Agreement at its principal place of business until during the period in which Sales Representative has audit rights hereunder, unless a legal action with respect thereto is commenced during such period.

11.           Termination.  Either Party may terminate this Agreement immediately for “cause.”  For purposes of this Section 11, the Agreement shall be considered terminated for “cause” on account of the occurrence of one or more of the following events

(a)           by the Company, if Sales Representative discloses Confidential Information in violation of Section 13;

(b)           by either Party, if the other Party becomes bankrupt or insolvent;

(c)           by either Party, if the other Party, or in the case of Sales Representative, SE Management Consultants, Inc. or its designee (the “Consultant”), terminates the Consulting Services Agreement of even date herewith between the Company and the Consultant for “cause” (as defined therein); or

(d)           by either Party, if the other Party disregards its duties under this Agreement after (A) written notice has been given by the non-breaching Party that it views the other Party to be in breach of this Agreement, and (B) the breaching Party has been given a period of ten (10) days after such notice to cure such breach.  No notice or cure period shall be required, however, if Sales Representative’s disregard of its duties has materially and adversely affected the Company.

(e)           Notwithstanding termination of this Agreement, Sales Representative shall be entitled to Commissions on all Customer Leases secured by it prior to the date of termination, but which are pending acceptance and/or processing at the date of termination.

12.           Representations and Warranties.  Each Party represents and warrants to the other that:

(a)           each Party has not entered into any contracts or other obligations that will interfere with the Party’s ability to perform its obligations under this Agreement;

(b)           each Party has all right, title and interest in and to its assets necessary to perform this Agreement, and all licenses, permits and governmental authorizations necessary to perform its obligations under this Agreement; and

(c)           each Party has not assigned, delegated, sold, pledged, or otherwise transferred any intellectual property rights or other ownership rights to its properties in a manner that interferes with a Party’s obligations, representations, warranties or covenants under this Agreement and will not do so while this Agreement remains in effect.

13.           Confidential Information.  The Parties acknowledge and agree that during the course of the performance of their respective obligations under this Agreement each Party may disclose Confidential Information (as hereafter defined) to the other Party.  Each Party agrees that it shall protect the confidentiality of the Confidential Information using no less than the same degree of care that each Party uses to protect its own Confidential Information, but in no case less that reasonable care.  In the event each Party is the recipient of any subpoena, litigation discovery request, or other legal demand for disclosure of the Confidential Information, each Party shall promptly notify the other Party of the receipt of such a demand at the earliest possible time so as to afford the other Party the opportunity to attempt to quash any such demand, or seek an appropriate protective order from a court of competent jurisdiction.  As used in this Agreement “Confidential Information” shall mean all non-public information designated in writing by a Party as such.

14.           Specific Performance; Survival.  In the event of a breach or a threatened breach of Section 13, a Party shall be entitled, in addition to any other relief or remedy available at law, to seek injunctive or declaratory relief without the necessity of proving irreparable harm or posting a bond.  The provisions of Section 13 shall survive the Term.

15.           Independent Contractor.  The Parties agree that Sales Representative is an independent contractor and that nothing herein shall constitute a partnership or joint venture between the Company and Sales Representative.

16.           No Brokers.  Each of the Parties represents and warrants to the other that it has not utilized the services of any finder, broker or agent.  Each of the Parties agrees to indemnify the other against any and all liabilities to any person, firm or corporation claiming any fee or commission of any kind on account of services rendered on behalf of such Party in connection with the transactions contemplated by this Agreement.

17.           Applicable Law.  This document shall, in all respects, be governed by the laws of the State of Florida excluding any conflicts of laws provisions.  The Parties acknowledge that substantially all of the negotiations relating to this Agreement were conducted in Florida, and that this Agreement has been executed by both Parties in Florida.  Any legal suit, action or proceeding against either Party arising out of or relating to this Agreement shall be instituted in a federal or state court in the State of Florida, and each Party waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each Party irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

18.           Assignability.  All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the Parties and their respective heirs, personal representatives, successors and assigns.  The obligations of Sales Representative may not be delegated, however, and Sales Representative may not, without the Company’s written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein.  Any such attempted delegation or disposition shall be null and void and without effect.  The Company and Sales Representative agree that this Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company.  The term “successor” shall mean, with respect to the Company or any of its subsidiaries, and any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the Company.  Any assignment by the Company of its rights and obligations hereunder to any affiliate of or successor shall not be considered a termination for purposes of this Agreement.

19.           Notices.  Any and all notices required or desired to be given hereunder by either Party shall be in writing and shall be validly given or made to the other if delivered either by hand delivery, overnight courier, or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested.  If notice is served by hand delivery or overnight courier, notice shall be deemed effective upon receipt.  If notice is served by United State mail, notice shall be deemed effective three (3) days after it is sent.  In all instances, notice shall be sent to the Parties at the following addresses:

If to the Company or the Members:

Michael Samuel
3401 N Miami Ave, Suite 240
Miami, Florida  33127

If to Consultant:

C/O Ritter Zaretsky & Lieber, LLP
2915 Biscayne Blvd., Suite 300
Miami, FL  33137
Attn:  Oren Lieber

Either Party may change its address for the purpose of receiving notices by a written notice given to the other Party.

20.           Modifications or Amendments.  No amendment, change or modification of this document shall be valid unless in writing and signed by each of the Parties.

21.           Waiver.  No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

22.           Severability.  If any provision of this Agreement as applied to either Party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.  If any court construes any of the provisions to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

23.           Separate Counterparts.  This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original.  Such counterparts shall, together, constitute and shall be one and the same instrument.

24.           Headings.  The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference.  Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

25.           Further Assurances.  Each of the Parties shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out their intentions as set forth herein.

26.           Entire Agreement.  This Agreement, together with any agreement referred to or incorporated by reference herein, constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.

27.           Neutral Construction.  Neither Party may rely on any drafts of this Agreement in any interpretation of the Agreement.  Each Party to this Agreement has reviewed this Agreement and has participated in its drafting and, accordingly, neither Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

GREEN ENERGY MANAGEMENT
SERVICES, INC., a Delaware corporation

By:	/s/ Michael Samuel
Name:	Michael Samuel
Title:	C.E.O.

ENERGY SALES SOLUTIONS, LLC
By: SE Management Consultants, Inc.
Its Managing Member

By:	/s/ Jay Enis
Name:	Jay Enis
Title:

EXHIBIT A

FORM OF CUSTOMER LEASE